SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February 26, 2007 (this “Agreement”), is entered into by and between SKYSTAR BIO-PHARMACEUTICAL COMPANY, a Nevada corporation with headquarters located at Rm. 10601, Jiezuo Plaza, No. 4, Fenghui Road South, Gaoxin District, Xian Province, P.R. China (the “Company”), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an “Other Buyer”] under such agreement and the Transaction Agreements, as defined below, referred to therein).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to lend to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the Purchase Price (as defined below), the repayment of which will be represented by 8% Convertible Debentures Series 07-01 of the Company (the “Convertible Debentures”), which Convertible Debentures will be convertible into shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned Buyer hereby agrees to loan to the Company the principal amount set forth on the Buyer’s signature page of this Agreement (the “Purchase Price”), out of the aggregate amount being loaned by all Buyers of $4,075,000 (the “Aggregate Purchase Price”).

(ii) The Purchaser’s signature page shall indicate whether the Debenture and Warrant to be issued by the Company and to be purchased by the Purchaser are (i) both the Class A forms of those securities or (ii) both the Class B forms of those securities. Unless specified as to Class or the context otherwise requires, each reference in the Transaction Agreements to (x) “Debentures” refers to both the Class A and the Class B Debentures and (y) “Warrants’ refers to both the Class A and the Class B Warrants.

(ii) The obligation to repay the loan from the Buyer shall be evidenced by the Company’s issuance of one or more Convertible Debentures to the Buyer in the aggregate principal amount equal to the Purchase Price (the Convertible Debentures issued to the Buyer, the “Debentures”). Each Debenture (i) shall provide for a Conversion Price (as defined below), which price may be adjusted from time to as provided in the Debenture, and (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I-A or Annex I-B, as the case may be.

(iii) On the Closing Date (as defined below), the Purchase Price shall be paid by the Buyer and the Company will deliver the relevant Certificates (as defined below) to the Escrow Agent, as provided in Section 1(c) hereof.

(v) The loan to be made by the Buyer and the issuance of the Debentures and the Warrants (collectively, the “Purchased Securities”) to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and the Warrants.

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Payment Conversion Price” means the lower of (i) the Prepayment Conversion Price or (ii) the Lowest Fixed Conversion Price.

“Buyer Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“Buyer’s Allocable Share” means the fraction, of which (i) the numerator is the Buyer’s Purchase Price and (ii) the denominator is the Aggregate Purchase Price.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Certificates” means the (x) the original ink-signed Debentures and (y) the original ink-signed Warrants, each duly executed by the Company and issued in the name of the Buyer on the Closing Date.

“Closing Date” means the date of the closing of the purchase and sale of the Purchased Securities.

“Closing Price” means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

“Company Counsel” means Richardson & Patel LLP.

“Company Principal’s Agreement” has the meaning ascribed to in Section 4(h).

“Company's SEC Documents” means the Company’s filings on the SEC’s EDGAR system which are listed on Annex VI annexed hereto, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI.

“Conversion Certificates” means certificates representing the Conversion Shares or the Warrant Shares, as the case may be.

“Conversion Date” means the date a Holder submits a Notice of Conversion, as provided in the Debentures.

“Conversion Price” means, (i) with respect to a voluntary conversion by the Holder of the Debenture or a Mandatory Conversion (as defined in the Debentures), the Voluntary Conversion Price and (ii) with respect to all other conversions, the Payment Conversion Price.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures and/or in payment of accrued interest, as contemplated in the Debentures.

“Converting Holder” means the Holder of Debentures or Warrants, as the case may be, who or which has submitted a Notice of Conversion (as contemplated by the Debentures) or a Notice of Exercise (as contemplated by the Warrants).

“Delivery Date” has the meaning ascribed to it, as may be relevant, (x) in the Debentures (with respect to Conversion Shares), or (y) in the Warrants (with respect to Warrant Shares).

"Disclosure Annex" means Annex VIII to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

“Effective Date” means the date the Registration Statement covering the Registrable Securities is declared effective by the SEC.

“Escrow Agent” means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the “Joint Escrow Instructions”).

“Escrow Funds” means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

"Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent, as contemplated by Section 1(c) hereof.

“Exercise Price” means the per share exercise price of the relevant Warrant.

“Fixed Conversion Price” means $1.00 (as such amount may be adjusted as provided herein or in the Debentures).

“Holder” means the Person holding the relevant Securities at the relevant time.

“Issue Date Conversion Share” means, with respect to the Closing Date, the number of shares of Common Stock equal to (x) the Purchase Price paid by the Buyer on the Closing Date, divided by (y) the amount which would have been the Conversion Price on such Closing Date, were such date a Conversion Date (without regard to whether or not the Debentures were convertible on such date in accordance with their terms).

“Last Audited Date” means December 31, 2005.

“Lowest Fixed Conversion Price” means the lowest New Transaction Price (as defined below; as that amount may subsequently be adjusted as provided in the Debentures or herein).

“Majority in Interest of the Holders” means one or more Holders whose respective outstanding principal amounts of the Debentures held by each of them, as of the relevant date, aggregate more than seventy-five percent (75%) of the aggregate outstanding principal amounts of the outstanding Debentures held by the Buyer and all Other Buyers on that date.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“Material Asset” means any asset of the Company and/or of one or more Subsidiaries which alone or together with other assets of the Company and/or one or more subsidiaries is material to the operations or business of the Company or such Subsidiary, individually or in the aggregate; it being understood that any proprietary intellectual property owned by the Company or any one or more Subsidiaries and the license to the Company or any Subsidiary of any intellectual property are conclusively considered to be a “Material Asset”; provided, however, that the foregoing shall not be deemed to limit other any other assets from being deemed a “Material Assets.”

“Material Asset Security Interest” means a security interest in a Material Asset or any other right (howsoever denominated) giving a third party an ownership or other interest in, or a right to dispose of, such Material Asset.

“Maturity Date” has the meaning ascribed to it in the Convertible Debentures.

“New Common Stock” means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

“New Investor” means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

“New Transaction” means, unless consented to by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(i) the offer or sale of New Common Stock by or on behalf of the Company to a New Investor and/or

(ii) the grant of a security interest in, or the pledge of, shares of the Company’s Common Stock or securities convertible into or exercisable for the Company’s Common Stock to any other party, or the pledge of such shares or securities to any other party, whether such grant or pledge is made by the Company or any other holder thereof, in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term “New Transaction” (1) unless consented to otherwise by a Majority in Interest of the Holders (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the sale of the Purchased Securities to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex (provided the same is not amended after the date hereof) or in the Company’s SEC Documents (provided the same is not amended after the date hereof), (c) the issuance of New Common Stock pursuant to a non-employee director stock option plan of the Company, duly adopted by the shareholders of the Company, the issuance of New Common Stock pursuant to a consultants’ stock incentive plan of the Company, duly adopted by the shareholders of the Company, provided such plan does not contemplate the issuance, in the aggregate, of a number of shares in excess of five percent (5%) of the number of outstanding shares of Common Stock as of the date of adoption of such plan, (e) the issuance of Common Stock upon the exercise of any options or warrants referred to in the preceding clauses of this paragraph (provided the same is not amended after the date hereof to an exercise price below the highest Exercise Price of any Warrants issued pursuant to any of the Transaction Agreements), (f) the issuance of stock options or warrants to employees, officers or directors of the Company, provided that all such shares are subject to a Company Principal’s Agreement; provided, however, that such shares issued to employees who are not otherwise officers, directors or beneficial owners of five percent (5%) or more of the Company’s Common Stock, which shares, when added to the shares issued to all other such employees, do not exceed five percent (5%) of the number of outstanding shares of Common Stock as of the date of the issuance, do not need to be subject to a Company Principal’s Agreement, or (g) the issuance of shares to a Strategic Partner.

“Payment Conversion Price” has the meaning ascribed to in the Debenture.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Placement Agent” means Pacific Ridge Capital, LLC.

“Prepayment Conversion Price” means (i) the VWAP for the five (5) Regular Trading Days ending on the Trading Day immediately before the Prepayment Date or the relevant Conversion Date, as the case may be, multiplied by (ii) seventy percent (70%).

“Prepayment Date” has the meaning ascribed to it in the Debentures.

“Principal Trading Market” means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Registrable Securities” has the meaning ascribed to it in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement in the form annexed hereto as Annex IV as executed by the Buyer and the Company simultaneously with the execution of this Agreement.

“Registration Statement” means an effective registration statement covering the Registrable Securities.

“Regular Trading Day” means the regular trading hours of a Trading Day on the Principal Trading Market shall be open for business (as of the date of this Agreement, such hours are, for most Trading Days, approximately 9:00 or 9:30AM to approximately 4PM Eastern Time; provided, however, that certain Trading Days may have shorter regular trading hours; and provided, further, that the regular trading hours may be subsequently changed for the Principal Trading Market).

“Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

“Rule 144" means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the 1933 Act..

“Securities” means the Purchased Securities and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“Short Sales” means short sales of or any hedging transactions with respect to, the Common Stock or sales of put options or similar instruments with respect to the Common Stock; provided, however, that, for purposes of this Agreement, the term “Short Sale” shall not include sales of the Company’s Common Stock or the sales of put option or similar instruments which are executed (i) after the Buyer has submitted a Notice of Conversion requesting conversion of the Debenture, for up to the number of shares of Common Stock anticipated to be issued to the Buyer as a result of such conversion, (ii) after the Buyer has submitted a Notice of Exercise with respect to the Buyer’s Warrant or after an Automatic Exercise Date (as defined in the Warrant), for up to the number of shares of Common Stock anticipated to be issued to the Buyer upon such exercise of the Warrant, and/or (iii) on or after a Required Payment Date (as defined in the Debenture), for up to the number of shares of Common Stock anticipated to be issued to the Buyer in payment of a Required Payment (as defined in the Debenture).

“State of Incorporation” means the State of Nevada.

“Strategic Partner” means a third party, whether or not affiliated with the Company, as of the date hereof, which party (i) is engaged in a business in which the Company is or plans to be engaged or a similar or related business, and (ii) subsequently purchases (or enters into an agreement to purchase) equity securities of the Company (or securities convertible into equity securities of the Company), if (a) such purchase is made in connection with or accompanied or followed by one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operations by the Company and such third party or (b) no registration statement is filed for such equity securities until after the Final Lock Up Date (as defined in Section 4(g) below).

"Subsidiary" means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Agreements” means this Agreement, the Debentures, the Joint Escrow Instructions, the Registration Rights Agreement, the Warrants, each Company Principal’s Agreement, and the Disclosure Annex and includes all ancillary documents executed and delivered pursuant to those agreements.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Voluntary Conversion Price” means the lowest of (i) the Fixed Conversion Price, (ii) the Lowest Fixed Conversion Price, if any, or (iii) during the pendency of an Event of Default (as defined in the Debentures), the Prepayment Conversion Price.

“VWAP” means the volume weighted average price of the Common Stock on the Principal Trading Market for the relevant Regular Trading Day(s), as reported by the Reporting Service.

“Warrants” means (i) the warrants referred to in Section 4 hereof and (ii) the Added Warrants (as defined below), if any.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Wire Instructions” means the Purchase Price Wire Instructions as provided in Annex X annexed hereto.

c. Form of Payment; Delivery of Certificates.

(i) The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

(ii) Within two (2) Trading Days after the Company is notified that the Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers an aggregate amount equal to the Aggregate Purchase Price and the Company shall have accepted the Buyer’s subscription hereunder, but in no event later than the Closing Date, the Company will deliver the relevant Certificates for the Debentures and the Warrants to the Escrow Agent. Such Certificates shall be held in escrow by the Escrow Agent until released as provided in the Joint Escrow Instructions.

(iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

d. Method of Payment. Payment into escrow of the Purchase Price shall be made to the Escrow Agent as provided in the Wire Instructions (see Annex X).

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, as follows:

a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from such registration.

d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

f. The Buyer understands that its investment in the Securities involves a high degree of risk.

g. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as currently in effect), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer’s subscription and payment for and continued beneficial ownership, if any, of the Securities will not violate any applicable securities or other laws of the Buyer’s jurisdiction.

h. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer’s signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is the address or addresses of the Buyer set forth on the Buyer’s signature page to this Agreement.

i. The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or the Placement Agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. The Buyer agrees that none of (i) any Other Buyer, (ii) any controlling Persons, officers, directors, partners, agents, or employees of each respective Other Buyer or (iii) any of their respective attorneys shall be liable to the Buyer for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities or in connection with the Securities. Each of the Placement Agent, each Other Buyer and each of their respective controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

j. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

k. This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this
Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

l. During the thirty (30) days prior to the execution of this Agreement, neither the Buyer nor any of the Buyer’s Affiliates has engaged in any Short Sales; provided, however, that unless and until the Company has affirmatively demonstrated by the use of specific clear and convincing evidence that Buyer engaged in Short Sales during such period, the Buyer shall be assumed to be in compliance with the provisions of this Section 2(l) and the Company shall remain obligated to fulfill all of its obligations under the Transaction Agreements; and provided, further, that the Company shall under no circumstances be entitled to request or demand that the Buyer affirmatively demonstrate that it has not engaged in any such Short Sales during such period as a condition to the Company’s fulfillment of its obligations under any of the Transaction Agreements and shall not assert the Buyer’s failure to demonstrate such absence of such Short Sales as a defense to any breach of the Company’s obligations under any of the Transaction Agreements.

m. The Buyer has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Company without the knowledge of the Buyer (a “Company Fee”) and fees to the Placement Agent, the Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. Buyer shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Company Fee).

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company’s SEC Documents:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

c. Authorized Shares.

(i) The authorized capital stock of the Company consists of (x) 50,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 12,795,549 are outstanding as of the date hereof, and (y) 50,000,000 million shares of preferred stock, $0.001 par value per share, consisting of (1) 2,000,000 Series “A” shares, all of which are outstanding on the date hereof and (2) 48,000,000 Series “B” shares, all of which had been issued, but none of which are outstanding on the date hereof. Of the outstanding shares of Common Stock, approximately 7,894,598 shares are, to the best knowledge of the Company, beneficially owned by Affiliates of the Company.

(ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

(iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Debentures fully converted and were the Warrant fully exercised on that date.

(iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of interest on, the Debentures or upon exercise of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (if necessary), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. Filings. None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since February 1, 2006, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the 1934 Act.

h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company’s SEC Documents. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its Subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

l. Absence of Certain Company Control Person Actions or Events. To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the Certificate of Incorporation or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since August 1, 2006, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o. Dilution. Each of the Company and its executive officers and directors is aware that the number of shares issuable on conversion of the Debentures, upon exercise of the Warrants or pursuant to the other terms of the Transaction Agreements may have a dilutive effect on the ownership interests of the other stockholders (and Persons having the right to become stockholders) of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures, the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Debentures) and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

p. No Material Asset Security Interest. There are no Material Asset Security Interests.

q. Fees to Brokers, Placement Agents and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company acknowledges that it has agreed to pay the Placement Agent’s Compensation (as defined in the Joint Escrow Instructions) to the Placement Agent in connection with the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

r. Disclosure. All information relating to or concerning the Company set forth in the Transaction Agreements or in the Company’s public filings with the SEC is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company.

s. Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Escrow Funds to the Company which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through the Placement Agent) and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions.

(i) The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

(ii) In addition to the foregoing, and not in lieu thereof, the Buyer agrees that, without the express written consent of the Company in each instance, it will not transfer any of the Purchased Securities to any Person which is known to the Buyer to be in substantially the same business as the Company or which is known to be a subsidiary or affiliate of such a Person.

b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, and may be sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c. Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or the securities laws and regulations of any of the United States applicable to the Company or by the rules and regulations of the Principal Trading Market, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing. Reference is made to the Section titled “Publicity, Filings, Releases, Etc.” below.

d. Reporting Status. So long as the Buyer beneficially owns any of the Purchased Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ Capital or National Markets or AMEX and, to the extent applicable to it, will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which (x) all of the Debentures have been converted or have been paid in full or (y) all of the Warrants have been exercised or have expired.

e. Use of Proceeds. The Company will use the net proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) as provided in Annex IX attached hereto (the “Use of Proceeds”). The Use of Proceeds provides, among other things, that such net proceeds on the Closing Date shall be used (i) first, for payment of certain fees and expenses; and (ii) then, for general corporate purposes; provided however, the Company will not use such to pay fees payable (x) to another broker or finder (other than the Placement Agent) relating to the offer and sale of the Purchased Securities or (y) to any other party relating to any financing transaction effected prior to the Closing Date.

f. Warrants.

(i) The Company agrees to issue to the Buyer on the Closing Date one or more transferable warrants (each, a "Warrant" and, collectively, the "Warrants"), designated as its Series 2007-01 Warrants. The Warrants to be issued to the Buyer shall be Class A or Class B Warrants, as indicated on the Buyer’s signature page.

(ii) The Warrants issued to the Buyer shall be for the purchase of a number of shares of Common Stock equal to one hundred percent (100%) of the Issue Date Conversion Shares.

(iii) Each Warrant shall have an exercise price (each, an "Exercise Price") equal to $1.20; such Exercise Price will be subject to adjustment as provided in the Warrant.

(iv) Each of the Warrants shall be exercisable commencing on the Commencement Date specified in the Warrants. Each of the Warrants shall expire at the close of business on the last day of the calendar month in which the third annual anniversary of the Effective Date occurs

(v) Each Warrant shall have cashless exercise rights and automatic exercise provisions, each as provided in the Warrant. Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex V-A or Annex V-B, as the case may be.

(vi) The Warrant Shares shall be subject to the relevant provisions of the Registration Rights Agreement.

g. Certain Agreements.

(i) For purposes of this Agreement, the following terms shall have meanings indicated:

(A) “New Transaction Period” means the period commencing on the Closing Date and continuing through and including the Final Lock-up Date.

(B) “Final Lock-up Date” means the date on which the aggregate principal amount of all outstanding Debentures is twenty-five percent (25%) or less of the Aggregate Purchase Price.

(C) “New Transaction Price” means the Basic New Transaction Price (as defined below) except that if the New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the New Transaction Exercise Price.

(D) “Basic New Transaction Price” means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction, or (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction; in each such case, whether such purchase or conversion price or put or call price is stated or otherwise specified or is determined on the closing date of the New Transaction by the application of a formula set in the documents reflecting the New Transaction or does result from adjustments or revisions contemplated in the relevant agreements for the New Transaction (and the Company hereby covenants that it will provide written notice to the Buyer of any such adjustment or revision within five (5) Trading Days after an event reflecting such adjustment or revision and, if there was a conversion of any portion of the Buyer’s Debenture after such adjustment or revision and before Buyer’s receipt of such notice, the Company will issue additional shares to Buyer based on such adjusted conversion price) and whenever such adjustment or revision would be applicable (and if no minimum purchase price, conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01); and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount.1

(E) “Exercise Threshold Price” means the then applicable Exercise Price.

(F) “New Transaction Exercise Price” means the lowest exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, “New Transaction Warrants”) included in such New Transaction, whether such exercise price is stated or does result from adjustments or revisions contemplated in the relevant agreements for the New Transaction (and the Company hereby covenants that it will provide written notice to the Buyer of any such adjustment or revision within five (5) Trading Days after an event reflecting such adjustment or revision and, if there was an exercise of any portion of the Buyer’s Warrant after such adjustment or revision and before Buyer’s receipt of such notice, the Company will issue additional shares to Buyer based on such adjusted exercise price) and whenever such exercise price would be applicable (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).

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1By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.05 were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.04.

(G) “Alternative Warrant Percentage” means, with respect to the relevant New Transaction, (1) the number of shares which are eligible to be purchased under the New Transaction Warrants, divided by (2) the aggregate of the shares of New Common Stock issued or issuable in such transaction (excluding the shares issuable on exercise of the New Transaction Warrants).

(H) “Current Warrant Percentage” means, as of immediately before the consummation of the relevant New Transaction, the higher of (1) one hundred percent (100%) or (2) the highest Alternative Warrant Percentage of any preceding New Transaction.

(I) “Outstanding Warrant Shares” means, for the Warrants or for any previously issued Added Warrants, the then outstanding number of Warrant Shares which would then be issuable upon the exercise in full of such Warrants (without regard to any limitations which may then restrict the Holder’s full exercise of such Warrant at any time) or such Added Warrants, if any, as in effect immediately prior to the relevant New Transaction.

(J) “Original Warrant Shares” means, for the Warrants or for any previously issued Added Warrants, the original number of Warrant Shares issuable on exercise of such Warrants on the relevant Closing Date or as Added Warrants, as the case may be (in each case without regard to any limitations which may then restrict the Holder’s full exercise of such Warrant at any time).

(K) “Face Value Discount” means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

(ii) The Company covenants and agrees that, if, during the New Transaction Period, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), the Company enters into a New Transaction, then

(A) the New Transaction Price shall be deemed to be the “Lowest Fixed Conversion Price” for purposes of clause (y) of the definition of “Conversion Price” in the Debentures for all Unconverted Debentures; provided, however, if there was one or more previous New Transactions, the Lowest Fixed Conversion Price shall be the lowest New Transaction Price2 of all New Transactions; and

(B) if the New Transaction Exercise Price of any of the New Transaction Warrants is lower than the Exercise Threshold Price of the Warrants, then the Exercise Price of the then outstanding Warrants shall be adjusted to be equal to the New Transaction Exercise Price of such New Transaction Warrants; and

(C) if the provisions applicable to the convertible preferred stock, convertible debenture or similar instrument (howsoever denominated), if any, of the New Transaction are more beneficial to the holder of such instrument than the corresponding terms applicable to the Debentures or in or to the Warrants, as the case may be, or if the terms which are beneficial to the Company in the relevant Transaction Agreements are not included in the corresponding instrument in the New Transaction, then, unless waived by a Majority in Interest of the Holders, the terms of the Transaction Agreements applying to the then outstanding Debentures or the Warrants or to the other Transaction Agreements, as the case may be, shall be modified to reflect similar terms (based, if relevant, on the Closing Date); provided, however, that nothing in this provision shall be read to mean that the Purchased Securities shall be changed to any other form of security;

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2Any New Transaction Price shall be adjusted for subsequent events as contemplated by the Debentures.

(D) if either (1) the Conversion Price is adjusted as contemplated by clause (A) above, and/or (2) the Alternative Warrant Percentage is greater than the Current Warrant Percentage (whether or not the Conversion Price has been adjusted as a result of the New Transaction), the Company shall issue to the Holder additional warrants (“Added Warrants”) for the purchase of the number of shares equal to the excess, if any, of

(x) (I) the higher of (a) the Alternative Warrant Percentage or (b) the Current Warrant Percentage, multiplied by (II) (a) the Purchase Price, divided by (b) the Conversion Price as determined on the Closing Date, multiplied by (III) a fraction, of which the numerator is the Outstanding Warrant Shares for all Warrants (including previously issued Added Warrants) and the denominator is Original Warrant Shares for all Warrants (including previously issued Added Warrants); over

(y) the aggregate Outstanding Warrant Shares for all Warrants (including previously issued Added Warrants);

the terms of such Added Warrants (including, but not limited, to term of exercisability, exercise price, manner and limitations, if any, on exercise, registration rights) shall be the same as the shall be the same as the applicable New Transaction Warrants issued in such New Transaction.

(iii) The Company covenants and agrees that, any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company will not, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever),

(A) during the New Transaction Period, enter into any New Transaction where such transaction provides for a variable conversion price or a variable exercise price; provided, however, that this Section 4(g)(iii)(A) shall not apply to

(1) a provision in a debenture, preferred equity security or similar instrument-based financing (howsoever denominated; a “New Debenture”) representing an obligation to repay the amount loaned or advanced by a New Investor to the Company in a New Transaction and represented by the New Debenture (the “New Debenture Original Principal”) which provides that (i) the Company shall be obligated to repay on a monthly or less frequent basis, beginning no earlier than three months after the issuance of the New Debenture, a fixed amount of the New Debenture Original Principal (not to exceed 4.77% per month of such New Debenture Original Principal), together with all accrued interest due and payable thereon and (ii) if such required periodic payment may be paid in shares of Common Stock, the number of shares to be issued pursuant to such provision shall be based on (x) the VWAP for at least the five (5) Regular Trading Days prior to the relevant scheduled payment date, multiplied by (y) a percentage no lower than seventy percent (70%); or

(2) a New Transaction which meets all of the following conditions: (i) the New Transaction is not entered into prior to date which is thirty (30) days after the earlier of (x) the Effective Date covering all of the Registrable Securities or (y) the Initial Default Effective Date (as defined in the Debenture), (ii) no later than the Trading Day after the execution of the New Transaction, the Company gives a Voluntary Prepayment Notice (as defined in the Debenture) for all, and not less than all, of the outstanding Debentures of all Buyers and all of the other terms and conditions of such prepayment of the Debentures, as provided in Section 4(F) of the Debenture,3 are satisfied, and (iii) the documents reflecting such New Transaction specify that consummation of the transaction contemplated by such documents is expressly conditioned on the completion of the prepayment on all outstanding Debentures,

(B) during the period commencing on the Closing Date and continuing through the Effective Date, enter into any New Transaction whatsoever, and

(C) during the period commencing on the Effective Date and continuing through the date which is the six month anniversary of the Effective Date, enter into any New Transaction where such New Transaction provides for any registration rights (including, but not limited to demand or piggy-back registration rights) to any one or more of the New Investors in such New Transaction.

The Company acknowledges that each of the foregoing provisions is independent of the others and that a breach of any of the foregoing provisions might result in adjustments referred to in other provisions of this Section 4(g) and, in addition (and not in lieu of such adjustments, if any) shall constitute an event of default under the Debenture and the other Transaction Agreements. The Company is aware that if such event of default occurs, a Holder of a Debenture will have certain redemption rights contemplated by the Debenture.

(iv) Nothing in the foregoing provisions reflects either an obligation on the part of any Buyer to participate in any New Transaction or a limitation on any Buyer from participating in any New Transaction.

(v) Any of the foregoing provisions of this Section 4(g) or any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

(vi) The Company agrees that, prior to the Effective Date, it will not file any registration statement for the sale of shares by the Company or any other stockholder other than the Registration Statement contemplated by the Registration Rights Agreement (or amendments to such Registration Statement) and other than (x) a registration statement on Form S-8 (and any post-effective amendments thereto) and (y) a post-effective registration statement with respect to any registration statement which was declared effective prior to the Closing Date.

h. Company Principal’s Agreements.

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3Such terms and conditions include, but are not necessarily limited to: the conditions which must be satisfied for the Company to give a Voluntary Prepayment Notice; the terms of the Voluntary Prepayment Notice; the satisfaction of all conditions through and including the Voluntary Prepayment Date (as defined in the Debenture); the rights of the Holder of a Debenture during the Prepayment Conversion Period (as defined in the Debenture); and the payment in full of the relevant Voluntary Prepayment Amount, as defined in and subject to the terms of the Debenture, to all Holders of Debentures on the Voluntary Prepayment Date.)

(i) The Company hereby agrees that, no later than the Closing Date, the Company will cause each of its principal officers and all of its directors and certain persons set forth on Schedule 4(h) of the Company Disclosure (each, a “Company Principal”), and certain Persons who are related to or controlled by such Company Principal, to execute and deliver an agreement (each, a “Company Principal’s Agreement”) regarding limitations on the sale or other disposition of the shares of the Company’s Common Stock (or instruments convertible into or exercisable for such shares) held by such Company Principal or other Principal (as defined in the Company Principal’s Agreement), except that, notwithstanding its terms, the Company Principal’s Agreement will be deemed not apply to the sale of shares of Common Stock acquired by a Principal in open market transactions or from any other Person who was not bound by a Company Principal’s Agreement at the time of such acquisition by such Principal. Subject to the foregoing, each Company Principal’s Agreement shall be substantially in the form set forth in Annex VII attached hereto.

(ii) In addition, under certain circumstances as contemplated by the definition of “New Transaction” in this Agreement, certain future issuances by the Company to persons identified in clause (f) of such definition are conditioned on such shares being subject to a Company Principal’s Agreement being executed by the relevant party (who, whether or not included in the definition of Company Principal in the preceding subparagraph (i), shall, for purposes of this Section 4(h), be deemed to be a “Company Principal” identified in such definition). The Company covenants that it will obtain such executed Company Principal’s Agreement from the relevant party no later than the issuance of the relevant security to such party and that it will promptly provide a copy thereof to the Escrow Agent on behalf of the Buyer and the Other Buyers.

i. Available Shares.

(i) The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the “Reserved Amount”) at least equal to one hundred percent (100%) of the sum of (x) the number of shares of Common Stock issuable as may be required, at any time, to satisfy the conversion rights of the Holders of principal on all outstanding Convertible Debentures plus interest thereon through the Maturity Date (assuming for such purposes that interest is paid in shares at the Conversion Price), plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether any of such outstanding Convertible Debentures or Warrants were originally issued to the Holder, the Buyer or to any other party and without regard to any restrictions which might limit any Holder’s right to convert any of the Debentures or to exercise any of the Warrants held by any Holder).

(ii) The Reserved Amount shall be determined on the Closing Date and after each New Transaction Closing Date, and thereafter on the first Trading Day after the end of each subsequent calendar quarter, and the number of shares to be reserved shall be based on (q) all outstanding Debentures and the Conversion Price which would have been applicable as of such date and (r) all unexercised Warrants as of such date. The Reserved Amount determined on such date shall remain the Reserved Amount until the next New Transaction Closing Date or quarterly determination, as the case may be. The Company shall give written instructions to the Transfer Agent to reserve for issuance to the Buyer the number of shares equal to the Reserved Amount. The Company will, at the request of the Buyer (which request shall not be made more frequently than twice a year), provide written confirmation, certified by an executive officer of the Company, of the number of shares then reserved for the Buyer and that the instructions referred to in the preceding sentence have been given to the Transfer Agent.

j. Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, “Publicity”), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Investor’s Counsel (as defined in the Registration Rights Agreement) drafts of the applicable text the first or initial filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K (or equivalent SB forms), as the case may be, intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) Trading Days before such filing will be made) and will not include in such filing (or any other filing filed before then) any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing provisions of this Section 4(j), the Company will, after the Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

k. Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the “Buyer Representatives”). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that, for reasons of administrative convenience, (x) the Transaction Agreements have been prepared by counsel for one of the Buyers and such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions, and (y) the Company has elected to provide each of the Buyers with the same Transaction Agreements for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company acknowledges that nothing contained in this Agreement or in any Transaction Agreement, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements.

l. Equal Treatment of Buyers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration is also offered to all of the parties to the Transaction Agreements.

m. Trading Provisions. The Buyer agrees that, during the period from the date hereof until the date the Buyer’s own Debenture is fully paid or converted and the Buyer’s own Warrants have been exercised in full or have expired, neither the Buyer nor any of the Buyer’s Affiliates shall engage in any Short Sales of the Common Stock; provided, however, that unless and until the Company has (x) affirmatively demonstrated by the use of specific clear and convincing evidence that Buyer is engaging in Short Sales and (y) obtained an injunction to that effect against the Buyer from a court of competent jurisdiction, the Buyer shall be assumed to be in compliance with the provisions of this Section 4(m) and the Company shall remain obligated to fulfill all of its obligations under the Transaction Agreements; and provided, further, that the Company shall under no circumstances be entitled to request or demand that the Buyer affirmatively demonstrate that it has not engaged in any such Short Sales as a condition to the Company’s fulfillment of its obligations under any of the Transaction Agreements and shall not assert the Buyer’s failure to demonstrate such absence of such Short Sales as a defense to any breach of the Company’s obligations under any of the Transaction Agreements.

n. Independent Investment Decision. No Buyer has agreed to act with any Other Buyer for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Buyer is acting independently with respect to its investment in the Securities. The decision of each Buyer to purchase Purchased Securities pursuant to this Agreement has been made by such Buyer independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Buyer or by any agent or employee of any Other Buyer, and no Buyer or any of its agents or employees shall have any liability to any Other Buyer (or any other person) relating to or arising from any such information, materials, statements or opinions.

o.  NASD Rule 2710. The Company is aware that the Corporate Financing Rule 2710 (“NASD Rule 2710") of the National Association of Securities Dealers (“NASD”) is or may become applicable to the transactions contemplated by the Transaction Agreements or to the sale by a Holder of any of the Securities. If NASD Rule 2710 is so applicable, the Company shall, to the extent required by such rule, timely make any filings and cooperate with any broker or selling stockholder in respect of any consents, authorizations or approvals that may be necessary for the NASD to timely and expeditiously permit the stockholder to sell the securities.

p. Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary, if any, to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

q. Covenant Not to Grant Material Asset Security Interests. The Company agrees, for itself and for each Subsidiary, that, as long as any of the Debentures are outstanding, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), no Material Asset Security Interest will be granted by the Company or any Subsidiary or permitted to exist.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures or exercise of the Warrants, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act or upon request from a Holder while the Registration Statement is effective, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares or the Warrant Shares, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b. (i) The Company understands that a delay in the delivery of Conversion Certificates, whether on conversion of the Debenture and/or in payment of accrued interest or on exercise of the Warrants, beyond the relevant Delivery Date (as defined in the Debenture or Warrant, as the case may be) could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to any other available remedies at law, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Certificates in accordance with the following schedule (where “No. Business Days Late” is defined as the number of Trading Days beyond two (2) Trading Days after the Delivery Date):

Late Payment For Each $10,000
of Principal or Interest Being Converted or
No. Business Days Late	of Exercise Price of Warrant Being Exercised

1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within two (2) Trading Days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion or Notice of Exercise by delivering a notice to such effect to the Company prior to the Converting Holder’s receipt of the relevant Conversion Certificates, whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be; provided, however, that any payments contemplated by this Section 5(b) of this Agreement which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

________________________
4  Example: Notice of Conversion or Notice of Exercise is delivered on Monday, December 3, 2007. The Delivery Date would be Thursday, December 6 (the third Trading Day after such delivery). If the certificate is delivered by Monday, December 10 (2 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on December 11, that is 1 “Trading Day Late” in the table below; if delivered on December 18, that is 6 “Trading Days Late” in the table.

(ii) If, by the tenth Trading Day after the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates, but at any time after the Delivery Date, the Converting Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the “Sold Shares”), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(b)(i)), the Buy-In Adjustment Amount (as defined below). The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

c. The provisions of this paragraph apply on or after the Effective Date and only so long as the effectiveness of the applicable registration has not been suspected or withdrawn or if the provisions of Rule 144(k) would then be applicable to the sale of the relevant Shares by the Holder (collectively, the “Effective Period”). During the Effective Period, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Debenture or exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and the Holder’s compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon conversion of the Debenture or exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The Company specifically acknowledges that, as of the date hereof and as of the Closing Date, the Transfer Agent is participating in the DTC program and the Company is not aware of any plans of the Transfer Agent to terminate such participation. While any Holder holds Registrable Securities, the Company will not appoint any transfer agent which does not participate in the DTC program.

d.  The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder’s designee or to a transferee as contemplated by an effective Registration Statement. Notwithstanding the foregoing, it shall be the Holder’s responsibility to obtain all needed formal requirements (specifically: medallion guarantee and prospectus delivery compliance) in connection with any electronic issuance of shares of Common Stock.

e. The Holder of a Debenture or a Warrant shall be entitled to exercise its conversion or exercise privilege with respect to the Debenture or the Warrant, as the case may be, notwithstanding the commencement of any case under 11 U.S.C. Sec.101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. Sec.362 in respect of such holder’s exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. Sec.362 in respect of the conversion of the Debenture or the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec.362.

f. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder’s representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all stockholders (as a group and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

6. CLOSING DATE.

a.  The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. The closing of the purchase and issuance of Debentures and Warrants shall occur on the Closing Date at the offices of the Escrow Agent.

c. Notwithstanding anything to the contrary contained herein, on the Closing Date, the Escrow Agent will be authorized to release the Escrow Agent will be authorized to release the Escrow Property on the Closing Date as provided in the Joint Escrow Instructions.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Agreements by the Buyer on or before such Closing Date;

b. Delivery by the Buyer to the Escrow Agent by the Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the Purchased Securities on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

b. The delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

c. The delivery by the Company to the Escrow Agent on or before the Closing Date of the executed Company Principal’s Agreements from each Company Principal and the related Principals (as defined in each Company Principal’s Agreement) of such Company Principal;

d. The Company shall have delivered to the Buyer copies of all requisite third party consents and/or waivers described in the Disclosure Annex;

e. On such Closing Date, each of the Transaction Agreements executed by the Company on or before such date shall be in full force and effect and the Company shall not be in default thereunder;

f. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

g. The delivery to the Escrow Agent of an opinion of counsel for the Company, dated such Closing Date, addressed to the Buyer and the Other Buyers and to the Placement Agent, in form, scope and substance reasonably satisfactory to the Buyer and the Placement Agent, substantially to the effect set forth in Annex III attached hereto;

h. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

i. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market.

9. INDEMNIFICATION AND REIMBURSEMENT.

a.  (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer’s, director’s, employee’s, agent’s or Buyer Control Person’s illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the United States federal securities laws (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person.

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows. In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld [it being understood that the withholding of consent to any such settlement which contemplates a payment by the Indemnified Party, the admission of any liability by the Indemnified Party or any future restrictions or limitations on the Indemnified Party will be considered reasonable], in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11. SPECIFIC PERFORMANCE. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, or if there is a claim for a breach by the Company of any other provision of this Agreement or any of the other Transaction Agreements, the Company shall not raise as a legal defense, based on any claim that the Holder or anyone associated or affiliated with the Holder has violated any provision hereof or any other Transaction Agreement, has engaged in any violation of law or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and, if relevant, then obtained a court order specifically directing it not to deliver said stock certificates to the Holder. The proceeds of such bond shall be payable to the Holder to the extent that the Holder obtains judgment or its defense is recognized. Such bond shall remain in effect until the completion of the relevant proceeding and, if the Holder appeals therefrom, until all such appeals are exhausted. This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

12. GOVERNING LAW: MISCELLANEOUS.

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

13. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	At the address set forth at the head of this Agreement.
Attn: CEO/Chairman
Telephone No.: (011-86-29) 8819-3188
Telecopier No.: (011-86-29) 8819-3185

with a copy to:

Richardson & Patel LLP
Attn: Kevin K. Leung, Esq.
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Telephone No.: (310) 208-1182
Telecopier No.: (310) 208-1154

BUYER:	At the address set forth on the signature page of this Agreement.

with a copy to:

Krieger & Prager llp, Esqs.
39 Broadway
Suite 1440
New York, NY 10006
Attn: Ronald J. Nussbaum, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

ESCROW AGENT:	Krieger & Prager llp, Esqs.
39 Broadway
Suite 1440
New York, NY 10006
Attn: Samuel Krieger, Esq.
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Buyer’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of two (2) years after the Closing Date and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the Purchase Price specified below for the Class of Debentures and Warrants specified below, each the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE:	$________________________

for the purchase of [check one:]

☐ Class A Debentures and Class A Warrants	☐ Class B Debentures and Class B Warrants

BUYER:

Address	Printed Name of Buyer

By:
Telecopier No.		(Signature of Authorized Person)

Printed Name and Title
Jurisdiction of Incorporation or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

COMPANY:

SKYSTAR BIO-PHARMACEUTICAL COMPANY

By:

Title:

ANNEX I		FORM OF DEBENTURE
	-A	Class A
	-B	Class B

ANNEX II		JOINT ESCROW INSTRUCTIONS

ANNEX III		OPINION OF COUNSEL

ANNEX IV		REGISTRATION RIGHTS AGREEMENT

ANNEX V		FORM OF WARRANT
	-A	Class A
	-B	Class B

ANNEX VI		COMPANY’S SEC DOCUMENTS AVAILABLE ON EDGAR

ANNEX VII		COMPANY PRINCIPAL’S AGREEMENT

ANNEX VIII		COMPANY DISCLOSURE

ANNEX IX		USE OF PROCEEDS

ANNEX X		PURCHASE PRICE WIRE INSTRUCTIONS